Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 28, 2022, included in this Registration Statement (Form 20-F ) of SHL Telemedicine LTD dated March 8, 2023.

March 8, 2023	/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global